UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [     ]

Filed by a Party other than the Registrant [  X  ]

Check the appropriate box:

[  X ]          Preliminary Proxy Statement

[      ]          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[      ]          Definitive Proxy Statement

[      ]          Defininitive Additional Materials

[      ]          Soliciting Material Pursuant to § 240.14a-12

Federated Enhanced Treasury Income Fund ("FTT")

(Name of Registrant as Specified In Its Charter)

Karpus Management, Inc., d/b/a Karpus Investment Management

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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[  X ]          No fee required.

[      ]          Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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  2) Aggregate number of securities to which transaction applies:

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ANNUAL MEETING OF SHAREHOLDERS OF THE
FEDERATED ENHANCED TREASURY INCOME FUND

PROXY STATEMENT
OF
KARPUS MANAGEMENT, INC.,
D/B/A KARPUS INVESTMENT MANAGEMENT

Fellow shareholders:

 This Proxy Statement and the enclosed GREEN proxy card are being furnished to you, the shareholders of the Federated Enhanced Treasury Income Fund ("FTT" or the "Fund"), in connection with the solicitation of proxies by Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus"), shareholders of the Fund, for use at the at the 2015 Annual Meeting of the shareholders scheduled to be held at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561 at 10:00 a.m., Eastern time, on [ ], September [ ], 2015, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Meeting"). This proxy statement and the enclosed GREEN proxy card are first being furnished to shareholders on or about August [ ], 2015.

Only the Fund's shareholders of record on June [ ], 2015 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. The Meeting is being held for the following purposes:

  Item 1. To elect three (3) Class III Trustees to be elected by the holders of common shares;
  Item 2. To consider the termination of the Investment Management Agreement between FTT and Federated Investment Management Company ("FIMC" or the "Adviser"); and
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

AS YOUR FELLOW SHAREHOLDER, KARPUS IS SOLICITING PROXIES TO VOTE FOR EACH OF ITS TRUSTEE NOMINEES AND FOR ITEM 2. WE URGE YOU NOT TO RETURN ANY PROXY CARD SENT TO YOU BY THE FUND. If you have already sent a proxy card furnished by the Fund's management, you have every right to change your vote by signing, dating and returning the enclosed GREEN proxy card or by following the instructions for telephone or Internet voting detailed thereon. Only your latest dated proxy card counts!

We are soliciting a proxy to vote or, under circumstances specified herein, not vote your shares in connection with the Meeting. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders. It is anticipated that this Proxy Statement and the attached form of proxy will first be mailed to shareholders on or about August [ ], 2015.

If you have any questions or require assistance voting your shares, please contact Regan & Associates, Inc., at 505 Eighth Avenue, Suite 800, New York, New York 10018 or 1-800-737-3426.

ITEM 1:
ELECTION OF CLASS III TRUSTEES

We are soliciting your proxy to vote, or, under specified conditions, not to vote your shares, FOR the election of Karpus' nominees, indicated below. As you can see, each of Karpus' trustee candidates is very well-qualified to be a trustee:

Name: Arthur Charles Regan
Age: 52
Business address: 505 Eighth Avenue, Suite 800, New York, New York 10018
Residence address: 1350 N. Jasmine Avenue, Tarpon Springs, Florida 34689
Nationality: U.S. Citizen
# and class of shares owned: None
Date of acquisitions (if applicable) & intent of purchase: N/A
Professional Experience: Mr. Regan's extensive experience with shareholder relations, proxy voting, as well as his nearly 25 years experience successfully managing his own firm make him uniquely qualified to be a trustee nominee. He is presently the President & CEO of Regan & Associates, Inc., a NY based proxy solicitation/shareholder services firm founded by him in 1991. He has had numerous articles published on shareholder related matters. He was previously the President of David Francis & Co. and a Vice-President of Morrow & Co., Inc., also proxy solicitation firms. Mr. Regan was also a former outside director and Corporate Secretary for US Wats, Inc. a Pennsylvania-based publicly held telecommunications firm until that firm was merged out of existence.

Name: Dr. Daniel Robeson
Age: 52
Business address: c/o Keuka College, 141 Central Avenue, Keuka Park, New York 14478
Residence address: 142 Central Avenue, Keuka Park, New York 14478
Nationality: U.S. Citizen
# and class of shares owned: None
Date of acquisitions (if applicable) & intent of purchase: N/A
Professional Experience: Dr. Robeson is currently the chair of the Division of Business and Management and the Director of Business Analytics for Keuka College. Previously, he was a founding Dean of the School of Management at the Sage Colleges in Troy and Albany. Prior to his academic posts, Dr. Robeson worked as a stockbroker with Morgan Stanley Dean Witter, a banker with Bank of America, and then spent almost 10 years in international business focused on management and quality assurance in large-scale start-up plants in South America for the former American National Can Company (now Rexam National Beverage, London). Dr. Robeson has a Ph.D. in Management and an MBA from Rensselaer Polytechnic Institute, as well as a BA in Economics from the University of Missouri. He has also presented at a number of conferences on a variety of management-related topics, and has also published and reviewed a number of professional articles. Dr. Robeson's extensive professional and academic experiences make him an ideal candidate for FTT's Board.

Name: Ronald Mass, CFA
Age: 49
Business address: 4640 Admiralty Way, Suite 500, Marina del Rey, California 90292
Residence address: 341 Alma Real Drive, Pacific Palisades, California 90272
Nationality: U.S. Citizen
# and class of shares owned: None
Date of acquisitions (if applicable) & intent of purchase: N/A
Professional Experience: Ronald Mass is the founder, Managing Principal, and Chief Investment Officer of Almitas Capital. He was a senior portfolio manager for over 20 years at Western Asset Management, an institutional fixed income manager with over $450 billion in assets under management, and led the Asset Backed Securities (ABS) and Mortgage Backed Securities (MBS) portfolio management teams. Mr. Mass chaired the Leveraged Products Committee, was a senior member of the Broad Market Strategy and Risk Management Committees, and was responsible for management of over $100 billion in assets. He initiated the launch and management of the Western Asset Mortgage Capital (WMC) REIT, numerous closed and open-end mutual funds, CDO and CLO products, and customized client portfolios. Additional responsibilities included management of Convertible Bonds, Preferred Stock, Aircraft Equipment Financing, and Secured Corporate Bonds. Prior to joining Western Asset, Mr. Mass was a Research Associate at Credit Suisse First Boston. He graduated Magna Cum Laude and Phi Beta Kappa from the University of California, Los Angeles with a Bachelors Degree in Economics and Business. Mr. Mass is a CFA Charterholder and a member of the CFA Institute. He currently serves as a board member of Woodside Homes, a leading West Coast homebuilder, is a guest lecturer at the UCLA Anderson School of Management and CFA Society of Los Angeles, and is a frequent speaker at industry events. We believe that his extensive investment and closed-end fund experience make him an ideal nominee for the Fund's Board.

Reasons for electing Karpus' Nominees:
  1. FTT's Board has given FIMC a number of chances to improve the performance of the Fund. Unfortunately, none of them have worked.

	1 Yr.	3 Yr.	Inception (1/29/10 - 5/29/15)
FTT Net Asset Value Total Return (Annualized)	-1.87%	-0.24%	-0.80%
Benchmark (Barclays U.S. Aggregate Total Treasury Index)	3.08%	1.07%	3.54%

Annualized Underperformance	-4.95%	-1.31%	-4.34%
  Source: Bloomberg Finance, L.P.

  Logically, the next step is to terminate FIMC as the Fund's Investment Manager. This doesn't appear to be a step that the Trustees are willing to take. This lack of independence illustrates clearly why shareholders deserve new representation on FTT's Board.

  2. FTT's Trustees already know that shareholders have lost faith in them. This is evidenced clearly by last year's voting results, where over 54% of the votes submitted withheld authority for FTT's 2014 nominees.

Nominee	For	% of shares voted	Withheld Authority to Vote	% of shares voted
Maureen Lally-Green	3,698,074	45.90%	4,357,149	54.10%
P. Jerome Richey	3,697,521	45.90%	4,357,702	54.10%
John T. Collins	3,697,521	45.90%	4,357,702	54.10%
John W. McGonigle	3,698,974	45.90%	4,356,249	54.10%
  Source: FTT Annual Shareholder Report for the Fiscal Year Ended November 30, 2014.

  However, because the Fund has what is referred to as a "plurality" vote standard, last year's trustees seeking election were able to keep their positions.

  3. This year's nominees for the Fund are J. Christopher Donohue, Peter E. Madden, and Charles F. Mansfield, Jr. Following are some important facts about these nominees from last year's FTT proxy statement:

    * Each nominee sits on the Board for 135 portfolios within the Federated complex.
    * Mr. Madden is paid $310,000 by Federated for his "services."
    * Mr. Mansfield is paid $247,500 by Federated for his "services."
    * Although Mr. Donohue is not "paid" from the fund complex for his "services," he is an interested Trustee who is paid an undisclosed amount by Federated for his various roles within Federated and certain of its affiliated companies.

  4. Despite perpetual underperformance, according to the Fund's Annual Statement for the period ending November 30, 2014 (the "Report"), each of the Fund's nominees voted to continue with the Fund's agreement with FIMC. In fact, on Page 30 of the Report, it was noted that: "the Board's decision to approve the contract reflects its determination that Federated's performance and actions provided a satisfactory basis to support the decision to continue the existing arrangements."

Given these circumstances, we believe that now is the time for you to tell FTT that you are not pleased with their stewardship of the Fund. As such, we feel that it is imperative that all shareholders vote FOR each of Karpus' Trustee nominees on the attached GREEN proxy card.

Please refer to management's proxy statement for information regarding the names, qualifications and background of the Fund's nominees.

Voting Requirement

In the election of Trustees, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote in such election at a meeting at which a quorum is present, up to the number of Trustees to be elected in such election, shall be elected.

ITEM 2:
Termination of the Fund's Investment Adviser

At the Meeting, Karpus intends to submit the following proposal:

BE IT RESOLVED, that the Investment Management Agreement between the Federated Enhanced Treasury Income Fund ("FTT" or the "Fund") and Federated Investment Management Company ("FIMC" or the "Adviser") shall be terminated.

Supporting Statement

FTT lists the Barclays U.S. Treasury Bond Index as its benchmark. Compared to this stated benchmark, the Fund's net asset value (or the full value of FTT's underlying assets minus the Fund's liabilities) has underperformed substantially since inception, as well as over 1 and 3 year time periods ending 12/31/2014.

In fact, on a 1 year basis, FTT has underperformed by 4.68%. And, on a 3 year basis and since inception (1/29/2010-12/31/2014), it has underperformed by 1.60% and 4.33%, respectively (Source: Bloomberg Finance, LP). Importantly, all of these figures are on an annualized basis. Clearly, this type of perpetual underperformance is not acceptable.

On top of this, throughout the end of 2014, the Fund has traded at an average discount of 8.5% despite the Board and Advisor recommending and implementing share repurchases, a managed distribution policy (which has been reduced), termination of the Fund's sub-adviser, a reduction in the management fee, and a change to the Fund's portfolio manager.

With the discount staying so wide, the only logical conclusion that can be drawn is that shareholders and the market have lost faith in the Adviser's ability to successfully manage the Fund, as well as the Board's ability to manage the Adviser. In fact, the results of last year's election show just that, where over 54% of votes cast (or just over 50% of the Fund's outstanding shares) withheld authority to vote for the Fund's Board nominees!

The Board and the Fund's Adviser have exhausted FTT's proverbial "bag of tricks" and we believe shareholders should be given an opportunity to realize the true value of their shares. While the Fund is likely to come up with a litany of arguments against our proposal, the simple fact of the matter is that the current Adviser has not been able to provide attractive, long-term performance for the Fund. Despite its best efforts, the Adviser has been given more than ample time to prove its value to FTT's shareholders and we believe it has fallen dramatically short of being able to do so.

IT IS CLEAR THAT THE TIME FOR CHANGE IS NOW! If you agree and believe FTT should terminate its Investment Management Agreement with Federated Investment Management Company, please vote FOR this proposal.

END OF PROPOSAL

As long-term shareholders of the Fund, we believe our proposal speaks for itself. We have lost faith in FIMC's ability to provide for positive relative returns for the Fund. Although we anticipate the Fund may attempt to scare shareholders by questioning who will manage the Fund if FIMC is terminated, our answer is simple: the Board has a fiduciary duty to independently assess the manager's performance and seek suitable alternatives. If performance is subpar, and especially if it is subpar for extended time periods, like it is with FTT, the Board has fiduciary duties to seek a manager that they believe will provide more attractive performance.

In considering how you will vote, please review the following.

  * In 2010, the Fund conducted an initial public offering raising approximately $180 million. Now, as of May 29, 2015, the Fund is worth approximately $120 million.
  * Compared to its stated benchmark, the Barclays U.S. Aggregate Total Treasury Index, FIMC's "management" of FTT's net asset value has underperformed annually by 4.34% since inception. (Source: Bloomberg Finance, LP) This is simply not acceptable.

Based on performance alone, we question how the Board can justify continuing to pay FIMC fees for "managing" the Fund. As your fellow shareholder, we therefore strongly urge you vote FOR Karpus' proposal to terminate FIMC as the Fund's Investment Adviser on the GREEN proxy card.

Voting Requirement

To become effective, the termination of the Fund's Investment Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon.

For purposes of determining the approval of the termination of the Fund's Investment Advisory Agreement, abstentions and broker non-votes will have the same effect as shares voted against the proposal.

OTHER MATTERS TO COME BEFORE THE MEETING

Except as set forth in this Proxy Statement, Karpus is not aware of any matters affecting the Fund to be brought before the Meeting. Should other matters properly be brought before the Meeting that Karpus is unaware of a reasonable time before this solicitation, the attached GREEN proxy card, when duly executed, will give the proxies named therein discretionary authority to vote on all such matters and on all matters incident to the conduct of the Meeting. Such discretionary authority will include the ability to vote shares on any proposal to adjourn the Meeting. If Karpus attends the Meeting and submits proxies (see disclosures above concerning the specific limited circumstances under which Karpus would not do so) and a vote to adjourn the Meeting with respect to one or more of the proposals is called, Karpus will vote for or against adjournment in its discretion, based upon its determination of whether or not an adjournment will further its objective of obtaining truly independent representation on the Board of the Fund. Execution and delivery of a proxy by a record holder of shares of common stock will be presumed to be a proxy with respect to all common shares held by such record holder unless the proxy specifies otherwise.

VOTING PROCEDURES

Outstanding Shares of the Fund

On the Record Date, June [ ], 2015, FTT reported in its proxy statement as having [ ] outstanding shares of common stock. Each shareholder of record at the close of business on the Record Date is entitled to one vote for each share held, and each fractional share is entitled to a proportionate fractional vote. Only holders of record as of the close of business on the Record Date will be entitled to vote at the Meeting. If you were a shareholder of record on the Record Date, you will retain your voting rights for the Meeting even if you sold shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to Karpus to vote such shares, even if you sold some or all of your shares after the Record Date.

Proxies, Quorum and Voting at the Meeting

In the election of Trustees, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote in such election at a meeting at which a quorum is present, up to the number of Trustees to be elected in such election, shall be elected.

Only shareholders of record on the Record Date are entitled to vote at the Meeting. Each common share of the Fund is entitled to one vote on all matters to be voted on by that class of shares. Fractional shares are entitled to proportionate shares of one vote. Shareholders do not have cumulative voting rights in the election of Trustees.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by: (i) submitting to the Fund or to us a later dated written revocation or a duly executed proxy; or (ii) attending and voting at the Meeting in person (mere attendance at the Meeting will not in and of itself constitute a revocation).

Although a revocation of a proxy solicited by the Fund will be effective only if delivered to the Fund, we request that either the original or a copy of all revocations be mailed to Karpus Management, Inc., d/b/a Karpus Investment Management, c/o Regan & Associates, Inc., 505 Eighth Avenue, Suite 800, New York, New York 10018, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received.

If Karpus attends the Meeting and submits proxies (see disclosures below concerning the limited circumstances under which Karpus would not do so) and because of any unexpected occurrence, any nominee is not available for election or if any other matters properly come before the Meeting, Karpus will vote for or against all such matters in its discretion, based upon its determination of whether or not such matters will further its objective of obtaining truly independent representation on the Board of the Fund.

In order to hold the Fund's annual meeting, a "quorum" of shareholders must be present. Holders of one-third of the total number of outstanding common shares of the Fund, present in person or by proxy, shall be required to constitute a quorum for Items 1 and 2 and any other matter which is properly presented for action by the Shareholders at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the inspectors of election appointed for the Meeting. The inspectors of election will determine whether a quorum is present at the Meeting. Abstentions and "broker non-votes" will be included for purposes of determining whether a quorum is present. Broker non-votes occur when shares held by brokers or nominees, typically in "street name," as to which proxies have been returned but: (a) voting instructions have not been received from the beneficial owners or persons entitled to vote; and (b) the broker or nominee does not have discretionary voting power or elects not to exercise discretion on a particular matter. Broker non-votes will not be counted as votes cast. Because the Fund requires a plurality of votes to elect each of the nominees, abstentions and broker non-votes will not have an effect on the outcome of Proposal 1. However, abstentions and broker non-votes will have the same effect as a vote "against" on proposals requiring a majority or other specified percentage of outstanding voting securities for approval.

All nominees named above have consented to continue to serve if elected. If any nominee named above shall by reason of death or for any other reason become unavailable as a candidate at the Meeting, votes pursuant to the enclosed proxy will be cast for a substitute candidate selected by Karpus. Karpus has no reason to believe that any nominee will become unavailable for election as a Trustee.

Please note: If you give us your proxy, we will take all steps necessary and lawful to obtain truly independent representation on the Board of the Fund. Due to the complexities of corporate law, as described above, under certain circumstances, voting your shares at all, even if voted FOR Karpus' nominees, could help create a quorum which could allow management's nominees to be elected. If Karpus believes that voting the proxies it receives would cause there to be a quorum and that the Karpus proposal would thereby not be approved, we may not attend the Meeting and may withhold all proxies in order to attempt to defeat management's Trustee nominees.

If we are not able to obtain truly independent representation on the Board of the Fund, we may not attend the Meeting, we may not vote your shares, and your shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy. If Karpus does attend the Meeting, unless you indicate otherwise, your shares will be voted FOR each of Karpus' three (3) Class III nominees and FOR Karpus' shareholder proposal to terminate the Investment Management Agreement between the Fund and FIMC.

If Karpus does attend the Meeting, unless you indicate otherwise, your shares will be voted FOR ALL KARPUS NOMINEES in Item 1 and FOR Item 2.

Voting Requirements

With respect to Item 1, in the election of Trustees, the qualified nominees receiving the highest numbers of votes cast by the shareholders entitled to vote in such election at a Meeting at which a quorum is present, up to the number of Trustees to be elected in such election, shall be elected.

With respect to Item 2, to become effective, the termination of the Fund's Investment Advisory Agreement must be approved by a vote of a majority of the outstanding voting securities of the Fund. The "vote of a majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the shares of the Fund entitled to vote thereon present at the Meeting if the holders of more than 50% of such outstanding shares are present in person or represented by proxy; or (ii) more than 50% of such outstanding shares of the Fund entitled to vote thereon.

Procedures

For the proxy solicited hereby to be voted or, under the circumstances specified herein, not voted, the enclosed GREEN proxy card must be signed, dated and returned in the enclosed envelope, in time to be voted at the Meeting. If you wish to vote in accordance with our recommendations, you must submit the enclosed GREEN proxy card and must not subsequently submit the Fund's proxy card. IF YOU HAVE ALREADY RETURNED THE FUND'S PROXY CARD, YOU HAVE THE RIGHT TO REVOKE IT AND ALL MATTERS COVERED THEREBY AND MAY DO SO BY SUBSEQUENTLY SIGNING, DATING AND MAILING THE ENCLOSED GREEN PROXY CARD. ONLY YOUR LATEST PROXY WILL COUNT AT THE MEETING. Execution of a GREEN proxy card will not affect your right to attend the Meeting and to vote in person.

Authorized proxies will be voted (or as described in circumstances specified above, not voted) at the Meeting as marked and, in the absence of specific instructions, will be voted FOR Karpus' nominees; FOR terminating FIMC as the Fund's Investment Adviser; and to transact such other business as may properly come before the Meeting, including any adjournments or postponements thereof in Karpus' discretion and any Meeting which may be called in lieu thereof.

Solicitation of Proxies

The solicitation of proxies pursuant to this proxy statement is being made by Karpus. Proxies may be solicited by mail, facsimile, telephone, Internet, in person, press/news releases, and by advertisements.

Karpus has entered into an agreement with Regan & Associates, Inc. for solicitation and advisory services in connection with this solicitation, for which Regan & Associates, Inc. will receive a fee not to exceed $45,000 together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Karpus and Regan & Associates, Inc. will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Karpus has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. Karpus will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Karpus will utilize approximately 5 persons and Regan & Associates, Inc. will employ approximately 10 persons to solicit the Fund's shareholders for the Meeting.

The entire expense of soliciting proxies is being borne by Karpus. Because Karpus believes that the Fund's shareholders will benefit from the Solicitation, Karpus intends to seek reimbursement from the Fund, to the fullest extent permitted by law, of all expenses it incurs in connection with the Solicitation. Karpus does not intend to submit the question of such reimbursement to a vote of security holders of the Fund unless otherwise required by law. Costs of the Solicitation of proxies are currently estimated to be approximately $110,000. Karpus estimates that through the date hereof, its expenses in connection with the Solicitation are approximately $20,000.

ADDITIONAL INFORMATION

Karpus has omitted from this proxy statement certain disclosures that are included in the Fund's proxy statement. These disclosures include, among other things, biographical information on the Fund's Trustees and executive officers, the dollar range of Shares owned by Trustees of the Fund and information on committees of the Board. Shareholders should refer to the Fund's proxy statement in order to review these disclosures.

The information concerning the Fund contained in this Proxy Statement has been taken from, or is based upon, publicly available information. Although Karpus does not have any information that would indicate that any information contained in this Proxy Statement concerning the Fund is inaccurate or incomplete, Karpus does not take any responsibility for the accuracy or completeness of such information.

Shareholder Proposals

Shareholder proposals meeting tests contained in the SEC's proxy rules may, under certain conditions, be included in the Fund's proxy statement for a particular annual shareholder meeting. Shareholder proposals intended for inclusion pursuant to Rule 14a-8 under the Exchange Act in the Fund's proxy statement for its 2016 annual meeting of shareholders must be received by the Fund, at the address indicated on page 1 of the Fund's Proxy Statement, not later than March [ ], 2016. In order for a proposal made outside of Rule 14a-8 under the Exchange Act to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by the Fund at such address not later than June [ ], 2016. To be valid, any proposal must include all of the information specified in the Fund's by-laws and comply with all applicable legal requirements. Timely submission of a shareholder proposal does not guarantee that such proposal will be included in the Fund's proxy statement or otherwise be eligible for presentation at the shareholder meeting.

IMPORTANT

TELL YOUR BOARD WHAT YOU THINK! Your vote is extremely important. No matter how many Shares you own, please give Karpus your proxy FOR Karpus' Trustee Nominees and FOR Karpus' shareholder proposal to terminate FIMC as the Fund's Investment Adviser by voting your Shares by telephone or Internet as described on the enclosed GREEN proxy card or by signing and dating the enclosed GREEN proxy card, and returning it in the postage-paid envelope provided.

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the GREEN proxy card. In addition, if you hold your Shares in a brokerage or bank account, your broker or bank may allow you to provide your voting instructions by telephone or Internet. Please consult the materials you receive from your broker or bank prior to authorizing a proxy by telephone or Internet. Karpus urges you to confirm in writing your instructions to Karpus in care of Regan & Associates, Inc. at the address provided below so that Karpus will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Questions, or requests for additional copies of this Proxy Statement, should be directed to:

Regan & Associates, Inc.
505 Eighth Avenue, Suite 800
New York, New York 10018
1-800-737-3426

-or-

Brett D. Gardner, Sr. Corporate Governance Analyst/Portfolio Manager
Christopher T. Raby, CFA, Sr. Taxable Fixed Income Portfolio Manager
Karpus Management, Inc., d/b/a Karpus Investment Management
183 Sully's Trail
Pittsford, New York 14534
(585) 586-4680

PRELIMINARY COPY SUBJECT TO COMPLETION

GREEN PROXY

FEDERATED ENHANCED TREASURY INCOME FUND (FTT)

2015 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF KARPUS MANAGEMENT, INC.,
D/B/A KARPUS INVESTMENT MANAGEMENT

THE BOARD OF TRUSTEES OF FEDERATED ENHANCED TREASURY INCOME FUND
IS NOT SOLICITING THIS PROXY

The undersigned appoints Brett D. Gardner, Christopher T. Raby, CFA, or Arthur Charles Regan as the undersigned's attorneys and agents with full powers of substitution to vote all shares of common stock of the Federated Enhanced Treasury Income Fund (the "Fund" or "FTT") which the undersigned would be entitled to vote if personally present at the Annual Meeting of the shareholders of the Fund scheduled to be held at 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561 at 10:00 a.m., Eastern time, on [ ], September [ ], 2015, including any adjournments, postponements, or delays thereof or any meeting which may be called in lieu thereof (the "Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Fund held by the undersigned, and hereby ratifies and confirms all actions the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of such attorneys and proxies and their substitutes with respect to any other matters as may properly come before the Meeting. Mark each vote with an X in the box.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED FOR ALL KARPUS NOMINEES IN ITEM 1 AND FOR ITEM 2.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

If voting your proxies would, in Karpus' opinion, cause there to be a quorum and the Karpus proposal would thereby not be approved, then unless Karpus determines that the Board has agreed to afford shareholders truly independent representation on the Board of the Fund, Karpus may not attend the Meeting, may not vote the undersigned's shares proxy, and the shares may not be counted toward a quorum. If you do not believe the foregoing condition is reasonably specified, or you unconditionally want your shares to be represented at the Meeting, you should not give us your proxy.

KARPUS RECOMMENDS THAT YOU VOTE FOR ALL KARPUS NOMINEES IN ITEM 1 AND FOR ITEM 2.

Item 1. Election of Trustees - Class III, to serve until 2018 or until their successor has been duly elected and qualified.

 [ ] FOR ALL Nominees

  [ ] FOR Arthur Charles Regan
  [ ] FOR Dr. Daniel Robeson
  [ ] FOR Ronald Mass, CFA

 [ ] WITHHOLD AUTHORITY

 [ ] FOR ALL EXCEPT

 To withhold authority to vote for certain nominees only, mark "For All Except" and write each such excepted nominee's name on the line below:

 _________________________________________________________

Item 2. To terminate the Investment Management Agreement between the Federated Enhanced
Treasury Income Fund (the "Fund") and Federated Investment Management Company ("FIMC" or the "Adviser)

 FOR                    AGAINST  ABSTAIN
 [ ]    [ ]    [ ]

To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponements or adjournments thereof.

 FOR                    AGAINST  ABSTAIN
 [ ]    [ ]    [ ]

Signature of Stockholder:___________________________________ Signature of Stockholder:_______________________________________

Date:     ___________________________________ Date:______________________________________________________
Note: Please sign exactly as your name or names appear on this Proxy and return promptly using the enclosed envelope. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.